                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                             INVESTOR CONTACT:          PRESS CONTACT:
                             Patrick Barry              Cathy Halgas Nevins
                             CFO, Bluefly, Inc.         Director of PR
                             212- 944-8000 ext. 239     212-944-8000 ext. 388
                             pat@bluefly.com            cathy.nevins@bluefly.com

                 BLUEFLY.COM REPORTS FIRST QUARTER 2003 RESULTS
                            Net Sales Increase By 8%

New York, NY April 29, 2003 -- Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading Internet retailer of designer brands at discount prices (www.bluefly.com), announced today that its net sales increased by 8% to $8,257,000 in the first quarter of 2003 from $7,646,000 in the same period a year ago.

Other financial results for the first quarter of 2003 announced by Bluefly were as follows (all comparisons are to the first quarter of 2002):

        .       Gross margin decreased to 22.5% from 32.7%;
        .       Selling, marketing, fulfillment, general and administrative expenses remained relatively flat, increasing approximately 3%
                to $3,615,000 from $3,498,000;
        .       Net loss increased to $1,840,000, or $0.25 per share (based on
                10,982,390 weighted average shares outstanding), from $1,065,000 or $0.18 per share (based on 9,205,331 weighted average shares outstanding). The net loss per share for the first quarter of
                2003 includes a non-cash charge of $225,000 resulting from the deemed dividend related to the beneficial conversion of Series C
                Preferred Stock;
        .       New customers acquired increased to 27,031 from 24,873;
        .       New customer acquisition cost decreased to $5.26 from $9.40;
        .       Revenue from repeat customers as a percentage of total revenue held firm, accounting for 67% of gross sales; and
        .       Average order size increased to $167.20 from $161.76;

"The first quarter of 2003 was particularly difficult for many retailers because of the state of the economy and the war," said Ken Seiff, Chief Executive Officer of Bluefly, Inc. "In light of this, I am pleased that Bluefly was able to increase its net sales and cost effectively grow its number of new customers. We are now acquiring customers for $5.26, which is significantly less than the gross profit of that first order," Seiff added.

"I am also pleased by the way the Company responded to the challenge of beginning the first quarter with more fall and winter merchandise than was optimal. To address this challenge, we made a conscious decision to reduce our margins in an effort to sell through as much fall and winter merchandise as possible. We made good progress in this regard, as evidenced by the 8% increase in net sales. Unfortunately, this progress came with a decrease in margin and gross profit and it was these decreases that were significant drivers of the increase in net loss for the quarter. Looking to the second quarter, I expect gross margin and gross profit will return to historic levels," Seiff said.

        ABOUT BLUEFLY, INC.

        Bluefly, Inc. (NASDAQ SmallCap: BFLY) operates the world's first full service outlet store for designer fashion, offering products from more than 350 designers at discounts of up to 75% off. With 24/7 access, a 90-day money back guarantee, and technology that displays real-time inventory, Bluefly makes off-price shopping easy and convenient. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe", "project", "expect", or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-A, 8-K, 10-Q, and 10-K. These risks and uncertainties include, but are not limited to, the following: the Company's limited working capital, need for additional capital and potential inability to raise such capital; recent losses and anticipated future losses; the risk that favorable trends in sales, repeat customer sales, average order size, and customer acquisition costs will not continue; risks that the Company will be unable to reduce the levels of losses; potential adverse effects on gross margin and gross profit resulting from mark downs and allowances; potential dilution arising from future equity financings, including potential dilution as a result of the anti-dilution provisions contained in the Company's Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock; the competitive nature of the business and the potential for competitors with greater resources to enter such business; adverse trends in the retail apparel market; risks and uncertainties associated with the Company's recent launch of a new version of its web site, including new internal procedures that need to be developed to operate the new web site, site instability and download performance issues; risks of litigation for sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; the dependence on third parties and certain relationships for certain services, including the Company's dependence on U.P.S. (and the risks of a mail slowdown due to terrorist activity) and the Company's dependence on its third-party web hosting and fulfillment centers; risks related to consumer acceptance of the Internet as a medium for purchasing apparel; the successful hiring and retaining of personnel; the dependence on continued growth of online commerce; rapid technological change; online commerce security risks; the startup nature of the Internet business; governmental regulation and legal uncertainties; management of potential growth; and unexpected changes in fashion trends.

                                     -more-

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           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                                       THREE MONTHS ENDED
                                                             -------------------------------------
                                                               MARCH 31,               MARCH 31,
                                                                 2003                   2002
                                                             --------------         --------------
Net sales                                                    $    8,257,000         $    7,646,000
Cost of sales                                                     6,400,000              5,146,000
                                                             --------------         --------------
   Gross profit                                                   1,857,000              2,500,000
   Gross profit percentage                                             22.5%                  32.7%

Selling, marketing and fulfillment expenses                       2,453,000              2,436,000
General and administrative expenses                               1,162,000              1,062,000
                                                             --------------         --------------
   Operating loss                                                (1,758,000)              (998,000)

Interest income                                                       6,000                 32,000

Interest expense                                                    (88,000)               (99,000)
                                                             --------------         --------------
Net loss                                                     $   (1,840,000)        $   (1,065,000)
                                                             --------------         --------------
Deemed dividend related to beneficial conversion
 feature on Series C Preferred Stock                               (225,000)                    --

Preferred stock dividends                                          (638,000)              (609,000)

Net loss available to common shareholders                    $   (2,703,000)        $   (1,674,000)
                                                             --------------         --------------
Basic and diluted net (loss) income per share
 (after preferred stock dividends)                           $        (0.25)        $        (0.18)
                                                             ==============         ==============
Weighted average shares outstanding                              10,982,390              9,205,331
                                                             ==============         ==============

                                     -more-

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SELECTED BALANCE SHEET DATA & KEY METRICS- UNAUDITED

                                            MARCH 31,          DECEMBER 31,
                                              2003                2002
                                         ---------------     ---------------
Cash                                     $     2,476,000     $     1,749,000
Inventories, net                              10,665,000          10,868,000
Other Current Assets                           1,545,000           1,473,000
Property & Equipment, net                      2,303,000           2,604,000
Current Liabilities                            6,458,000           7,386,000
Notes Payable to Shareholders                    182,000           2,182,000
Shareholders' Equity                          10,339,000           7,084,000

                                                                                  THREE MONTHS     THREE MONTHS
                                                                                     ENDED            ENDED
                                                                                 MARCH 31, 2003   MARCH 31, 2002
                                                                                 --------------   --------------
Average Order Size (including shipping & handling revenue)                         $    167.20     $     161.76
Average Order Per New Customer (including shipping & handling revenue)             $    153.01     $     144.73
Average Order per Repeat Customer (including shipping & handling revenue)          $    175.18     $     171.53
Customers Added During Period                                                           27,031           24,873
Revenue from Repeat Customers as % of Total Revenue*                                        67%              67%
Customer Acquisition Cost **                                                       $      5.26     $       9.40

* Repeat customer is defined as a person who has bought more than once from Bluefly during their lifetime.
** Customer Acquisition Cost is calculated by dividing total advertising expenditures (excluding staff and related costs) by total new customers added. Customer numbers are based on unique email addresses.

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